EXHIBIT 23.3

CONSENT OF GORDON, HUGHES & BANKS, LLP

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm in the Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 of South Dakota Soybean Processors, LLC and to the inclusion therein of our report dated September 30, 2005 with respect to the consolidated financial statements of South Dakota Soybean Processors, LLC as of December 31, 2003.

/s/ Gordon, Hughes & Banks, LLP
Gordon, Hughes & Banks, LLP

Greenwood Village, Colorado

November 9, 2005